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                                                                  EXHIBIT 10.25

                              STATION CASINOS, INC.

                    DEFERRED COMPENSATION PLAN FOR EXECUTIVES

                            (As Amended and Restated)

                          Effective September 30, 1999

                                    * * * * *


         SECTION 1. PURPOSE. The purpose of the Plan is for the Company to provide certain select executives of the Company with an opportunity to defer receipt of compensation for services rendered to the Company. It is intended that the Plan shall aid the Company in retaining and attracting employees whose abilities, experience and judgment can contribute to the continued progress of the Company. This Plan is a continuation of the Company's Deferred Compensation Plan for Executives originally effective November 30, 1994.


         SECTION 2. DEFINITIONS.

                  (a) "Account(s)" means the Deferred Compensation Account, the Supplemental Contributions Account and/or the Matching Contributions Account, as the context requires.

                  (b) "Bonus" means any special and/or discretionary compensation amounts in excess of Salary, determined by the Company to be payable to a Participant with respect to services rendered.

                  (c) "Change of Control" means and shall be deemed to have occurred if a "change of control," as the same is defined in the Indenture dated March 29, 1996, governing the

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Company's $198,000,000 principal amount of Senior Subordinated Notes Due 2006 and as in effect on the date of the initial issuance of such securities, occurs.

                  (d) "Committee" means the Human Resources Committee of the Company's Board of Directors.

                  (e) "Company" means Station Casinos, Inc.

                  (f) "Continuous Service" means a Participant's uninterrupted service with the Company or any affiliate whether before or after the date of original effectiveness of the Plan. Service shall not be deemed interrupted by a leave of absence authorized by the Committee, an absence due to mandatory military service or an absence due to disability while the Participant is receiving benefits under any short-term or long-term disability plan or arrangement maintained or sponsored by the Company.

                  (g) "Deferred Compensation" means the sum of Salary and Bonus that are the subject of an elective deferral under Section 5.

                  (h) "Deferred Compensation Account" means the bookkeeping account established for a Participant under the Plan and to which Deferred Compensation amounts with respect to such Participant are credited from time to time, as adjusted from time to time as provided in the Plan.

                  (i) "Deferred Compensation Election Form" means the form pursuant to which Eligible Executives elect to become Participants in the Plan and defer compensation thereunder, in such form as the Committee determines from time to time in its sole discretion.

                  (j) "Disability" means mental or physical disability as determined by the Committee in accordance with standards and procedures similar to those under the Company's broad-based regular long-term disability plan, if any. At any time that the Company does not


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maintain such a long-term disability plan, Disability shall mean the inability of a Participant, as determined by the Committee, substantially to perform such Participant's regular duties and responsibilities due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six (6) consecutive months.

                  (k) "Eligible Executive" means any employee of the Company being paid Salary at a rate in excess of the amount specified in Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, and who is selected for participation by the Committee.

                  (l) "Matching Contributions Account" means the bookkeeping account established for a Participant under the Plan and to which the Company's matching contributions under Section 5(b) of the Plan are credited from time to time, as adjusted from time to time under the Plan.

                  (m) "Participant" means an Eligible Executive who has elected to defer Salary and/or Bonus amounts pursuant to the Plan or on whose behalf the Company has made a supplemental contribution under Section 5(c).

                  (n) "Plan" means The Station Casinos, Inc. Deferred Compensation Plan for Executives, as set forth herein and as amended from time to time.

                  (o) "Plan Year" means the calendar year.

                  (p) "Salary" means the regular base compensation paid by the Company to an employee (without regard to any reduction thereof pursuant to the Plan or any thrift or savings plan maintained by the Company), exclusive of Bonus payments and any other incentive payments made by the Company to such employee.

                  (q) "Stock Unit" shall mean a right to receive one share of common stock of the Company under Section 6 of this Plan.


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                  (r) "Supplemental Contributions Account" means the
bookkeeping account established for the Participant under the Plan and to which the Company's supplemental contributions under Section 5(c) of the Plan are credited from time to time, as adjusted from time to time under the Plan.

                  (s) "Unforeseeable Emergency" means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary unforeseeable circumstances arising as a result of events beyond the control of the Participant.

         SECTION 3. ELIGIBILITY. Individuals eligible to participate in the Plan shall consist of the Eligible Executives of the Company.

         SECTION 4. ADMINISTRATION.

                  (a) The Plan shall be administered by the Committee. The Committee is authorized to construe and interpret the Plan and promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan. Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Plan including, without limitation, determining the Eligible Executives and correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Plan. The Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may


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prescribe; PROVIDED, HOWEVER, that the Committee shall not delegate its authority with regard to the determination of Eligible Executives. The Committee's determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants.

                  (b) The Company will indemnify and hold harmless the Committee and each member thereof against any cost or expense (including without limitation attorney's fees) or liability (including without limitation any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act, except in the case of willful gross misconduct or gross negligence.

         SECTION 5. PARTICIPATION; ELECTIVE DEFERRALS; MATCHING
CONTRIBUTIONS; SUPPLEMENTAL CONTRIBUTIONS; ADJUSTMENT OF STOCK UNITS.

                  (a) To elect to participate in the Plan for a particular Plan Year, an Eligible Executive must execute a Deferred Compensation Election Form and file such form with the Committee (or its designee) before the commencement of such Plan Year; PROVIDED that the amount of Bonus deferred by the Executive may be determined by amendment to the Deferred Compensation Election Form made during the Plan Year but prior to the determination of the amount of such Bonus. To participate in the Plan during the first year in which an individual becomes eligible to participate in the Plan, the new Eligible Executive must make an election to defer Salary compensation for services to be performed subsequent to the election and/or to defer


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Bonus compensation, in each case, within 30 days after the date the new
Eligible Executive becomes eligible. Such election shall:

                  (i) contain a statement that the Eligible Executive elects to defer a portion of the Eligible Executive's Salary (up to 50% thereof, in increments of 1%) and/or Bonus (up to 100% thereof, in increments of 1%) for a specified Plan Year that becomes payable to the Eligible Executive after the filing of such;

                  (ii) apply only to the Salary otherwise payable to the Eligible Executive during the Plan Year for which such election is made and to any Bonus payment that is attributable to the Eligible Executive's services rendered to the Company during the Plan Year for which such election is made (whether or not actually payable in such Plan Year);

                  (iii) be irrevocable with respect to the Plan Year to which it applies; and

                  (iv) if the Eligible Executive so desires, specify a date, no earlier than thirteen months after the date such election is made, that the vested accrued balances of his or her Accounts will be paid pursuant to Section 6 below. Absent such election, the vested accrued balances of his or her Accounts will be paid following his or her termination of employment in accordance with Section 6 below. A Participant may change his or her election as to the date on which the vested accrued balances of his or her Accounts will be paid at any time prior to the payment of such amounts; PROVIDED, HOWEVER, that such election to change the distribution date shall only be effective with respect to payments of vested accrued Account balances to be made no earlier than 13 months after the date of such election. If a Participant was to receive payment of the vested accrued balances of his or her Accounts prior to the date which is 13 months after the date of such election,

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         such Participant's vested accrued Account balances shall be paid in accordance with his or her most recent other election made more than 13 months prior to the payment date of his or her vested accrued Account balances.

Upon receipt of an Eligible Executive's deferral election, the Company shall establish as an accounting entry an individual Deferred Compensation Account for such Eligible Executive and such Eligible Executive shall become a Participant under the Plan. Thereafter, the Company shall credit the Executive's Deferred Compensation Account with all Deferred Compensation which would otherwise have been payable to the Eligible Executive in the absence of an election under the Plan. All amounts credited to the Deferred Compensation Account shall be credited in the form of Stock Units. The Deferred Compensation Account shall be credited no less frequently than the first day of each month in an amount equal to the sum of the Deferred Compensation that would otherwise have been paid by the Company in accordance with the Company's normal payroll practices for the immediately preceding month. The number of Stock Units credited to a Participant's Deferred Compensation Account shall equal the dollar amount deferred for credit to such account divided by the fair market value of one share of common stock of the Company, determined as the closing price on the market on which the common stock of the Company is listed (the "Fair Market Value of the Common Stock") on any day prior to the seventh calendar day after the date a deferral amount is credited to the Deferred Compensation Account. Fractional Stock Units will be used. Each Stock Unit shall be deemed to pay dividends and distributions as if it were one share of common stock of the Company and any such deemed dividends or distributions will result in the crediting of additional Stock Units to the Deferred Compensation Account as of the first day of the month following the month in which such dividends or distributions were paid, with the number of Stock Units so credited to


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be calculated in the manner set forth above for deferrals. Such deferral amounts and deemed dividends and distributions, which are pending the crediting of Stock Units to the Deferred Compensation Account, shall not be credited with any earnings. After the crediting of Stock Units to the Deferred Compensation Account, subsequent fluctuations in the Fair Market Value of the Common Stock shall not effect any change in the number of such Stock Units then credited to the Deferred Compensation Account.

                  (b) At the beginning of each month, the Company shall, if on the first day of any such month the Participant is employed by the Company, credit matching contributions to the Participant's Matching Contributions Account in an amount up to 10% of the salary amounts actually deferred under the Plan by the Participant in respect of the preceding month and up to 10% of the Bonus the Executive elected to defer on the then current Deferred Compensation Election Form (as adjusted for amendments) for such Plan Year. The Company match percentage cannot exceed the percentage deferred by the Participant. Such matching contributions shall be credited in Stock Units calculated in the same manner as Deferred Compensation is calculated.

                  (c) From time to time, the Company may, in its sole discretion, credit supplemental contributions to the Participant's Supplemental Contributions Account in such amounts as the Company shall determine in its sole discretion. Such supplemental contributions shall be credited in Stock Units calculated in the same manner as Deferred
Compensation is calculated.

                  (d) In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, common stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up,


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spin-off, combination or other similar transaction or event affects the common stock of the Company such that an adjustment is determined by the Committee, in its discretion, to be necessary or appropriate, the Committee may, in such manner as it in good faith deems equitable, adjust any or all of the number of shares of common stock, other property (including cash) or other securities represented by a Stock Unit.

                  (e) At the end of each Plan Year and at the time any payment or distribution is made in accordance with this Plan, the Accounts (or in the case of a payment or distribution, the Accounts from which the payment or distribution is made) shall be adjusted in the following manner:
(i) if the Fair Market Value of the Common Stock increases by 4% or more as of the end of a Plan Year (or a prorated portion of 4% if calculated for a mid-year payment or distribution) no adjustment will be made, (ii) if the Fair Market Value of the Common Stock does not increase by at least 4% as of the end of a Plan Year (or a prorated portion of 4% if calculated for a mid-year payment or distribution), each Participant's Accounts will be credited with Stock Units at the time of calculation sufficient to make the Fair Market Value of the Common Stock represented by Stock Units in each Participant's Accounts equal to the sum of (1) the aggregate balance of his or her Accounts at the beginning of the Plan Year plus (2) the aggregate balance of his or her Accounts at the beginning of the Plan Year multiplied by 4% (or a prorated portion of 4% for a mid-year payment or distribution) plus (3) the amount of all the contributions made to the Participant's Accounts during the Plan Year plus (4) the product of the amount of all the contributions made to the Participant's Accounts during the Plan Year multiplied by 4% (or a prorated portion of 4% to the extent any portion of the contributions were invested in the Accounts for less than the full Plan Year with respect to each such portion and each such partial Plan Year).


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         SECTION 6. PAYMENT OF DEFERRED COMPENSATION. The vested accrued balances in a Participant's Deferred Compensation Account, Matching Contributions Account and Supplemental Account shall be paid to a Participant, or, in the case of any Participant's death prior to payment, the Participant's designated beneficiary(ies), only in common stock of the Company with one share of such common stock being issued for each Stock Unit no later than the earlier of (i) fifteen business days after the end of the month in which the termination of the Participant's employment occurs, or (ii) the date specified by the Participant on his or her most recent Deferred Compensation Election Form submitted to the Company in accordance with Section 5(a)(iv) above; PROVIDED, HOWEVER, that if any portion of the vested accrued balance in a Participant's Accounts is to be distributed in a Plan Year in which all or a portion of such distribution would not be deductible by the Company because of Section 162(m) of the Internal Revenue Code of 1986, as amended, the Company may, in its sole discretion, delay the payment of the nondeductible portion of such Participant's Accounts until such time as the Company determines the payment of such amounts will be deductible by the Company.

         SECTION 7. VALUATION. At the end of each Plan Year, the vested and unvested balances in the Deferred Compensation Account, Supplemental Contributions Account and the Matching Contributions Account of each Participant shall be determined by the Company, taking into account any increase therein for such Plan Year as a result of deemed dividends or distributions. The balance determined, as of the end of each Plan Year, shall be communicated in writing to each Participant as soon as practicable after the end of the Plan Year. In the case of any termination of employment under Section 6(i) above, the vested and unvested balances in the Deferred Compensation Account, Supplemental Contributions Account and the Matching Contributions Account of any affected Participant shall be determined by the Company as of the end of the month in which there occurs any such termination of employment, also taking into account any increase therein for such Plan Year to date as a result of any deemed dividends or distributions. In the case of a payment to a Participant under
Section 6(ii) above, the vested and unvested balances in the


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Deferred Compensation Account, Supplemental Contributions Account and the
Matching Contributions Account of any affected Participant shall be determined by the Company as of the last day of the calendar month ending at least 15 days prior to the date of such payment, also taking into account any increase therein for such Plan Year to date as a result of any deemed dividends or distributions.

         SECTION 8. DISTRIBUTIONS IN CASES OF HARDSHIP. The Committee may make distributions to a Participant from the vested balances in such Participant's Deferred Compensation Account, Supplemental Contributions Account or Matching Contributions Account upon a showing by such Participant that an Unforeseeable Emergency has occurred. Such distributions shall be limited to the amount shown to be necessary to meet the Unforeseeable Emergency.

         SECTION 9. VESTING. Notwithstanding anything contained herein to the contrary, a Participant's accrued balance in such Participant's Deferred Compensation Account (and the amounts payable with respect thereto) shall be fully vested at all times. A Participant's accrued balance in such Participant's Matching Contributions Account (and the amounts


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payable with respect thereto) and in such Participant's Supplemental
Contributions Account (and the amounts payable with respect thereto) shall, in each case, be vested as to 20% of the balance in such Account for each year of Continuous Service completed by the Participant and shall be fully vested after the Participant has completed five years of Continuous Service. Notwithstanding the immediately preceding sentence, if (a) the Participant dies, (b) the Participant's employment with the Company is terminated due to Disability or (c) a Change of Control occurs, such Participant's accrued balance in the Matching Contributions Account and Supplemental Contributions Account shall be fully vested as of the date of death, the date of such termination or the date of any such Change of Control, as the case may be.

         SECTION 10. FORFEITURE. Upon any Participant's termination of employment other than due to death or Disability, such Participant's accrued balance in such Participant's unvested Matching Contributions Accounts (and the amounts payable with respect thereto) and in such Participant's unvested Supplemental Contributions Account (and the amounts payable with respect thereto) shall, in each case, be forfeited by such Participant.

         SECTION 11. AMENDMENT; TERMINATION. The Plan may be amended, modified or terminated at any time by the Committee except that no such amendment, modification or termination shall have a material adverse effect on the accrued balance of any Participant's Deferred Compensation Account, Supplemental Contributions Account and/or Matching Contributions Account as of the effective date of any such amendment, modification or termination (without the consent of the Participant (or, if the Participant is dead, his or her beneficiary(ies))); PROVIDED HOWEVER, that a termination of the Plan followed by a distribution of


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all vested and unvested account balances shall be deemed to not have a material adverse effect on a Participant's accrued balances.

         SECTION 12. PARTICIPANT'S RIGHTS UNSECURED; NO DUTY TO INVEST. The right of a Participant to receive any payment or distribution hereunder shall be an unsecured claim against the general assets of the Company. No Company assets shall in any way be subject to any prior claim by any Participant. The Company shall have no duty whatsoever to set aside or invest any amounts credited to any Deferred Compensation Account, Supplemental Contributions Account or Matching Contributions Account established under the Plan. Nothing in the Plan shall confer upon any employee of the Company any right to continued employment with the Company, nor shall it interfere in any way with the right, if any, of the Company to terminate the employment of any employee at any time for any reason. A Participant shall have no right, title, or interest whatsoever in or to any specific assets of the Company, nor any investments, if any, which the Company may make to aid it in meeting its obligations hereunder. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and any Participant or any other person. The Company may enter into a "rabbi" trust agreement to provide for a source of funds out of which all or any portion of the benefits under the Plan may be satisfied.

         SECTION 13. RESTRICTIONS ON ALIENATION. No amount deferred or credited to any Account under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, levy or charge. Any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, levy or charge the same shall be void; nor shall any amount


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be in any manner be subject to any claims for the debts, contracts, liabilities, engagements or torts of the Participant (or the Participant's beneficiary or personal representative) entitled to such benefit. No Participant shall be entitled to borrow at any time any portion of the Participant's Account balances under the Plan.

         SECTION 14. WITHHOLDING. As a condition to the receipt of any Stock Units or shares of common stock pursuant to the terms of this Plan, the Participants, or their beneficiaries or personal representatives, as applicable, shall remit to the Company, in cash, an amount equal to amount of any taxes required to be withheld by the Company pursuant to any Federal, state or local law, rule or regulation with respect to the payment of such Stock Units or shares of common stock. The Participants, their beneficiaries and personal representatives shall bear any and all Federal, foreign, state, local, income, or other taxes imposed on amounts paid under the Plan.

         SECTION 15. PARTICIPANTS BOUND BY TERMS OF THE PLAN. By electing to become a Participant, each Eligible Executive shall be deemed conclusively to have accepted and consented to all terms of the Plan and all actions or decisions made by the Company with regard to the Plan. Such terms and consent shall also apply to and be binding upon the beneficiaries, personal representatives and other successors in interest of each Participant. Each Participant shall receive a copy of the Plan.

         SECTION 16. DESIGNATION OF BENEFICIARY(IES). Each Participant under the Plan may designate a beneficiary or beneficiaries to receive any payment which under the terms of the Plan

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becomes payable on, after or as a result of the Participant's death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant's estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

         SECTION 17. SEVERABILITY OF PROVISIONS. In the event any provision of the Plan would serve to invalidate the Plan, that provision shall be deemed to be null and void, and the Plan shall be construed as if it did not contain the particular provision that would make it invalid. The Plan shall be binding upon and inure to the benefit of (a) the Company and its respective successors and assigns, and (b) each Participant, his or her designees and estate. Nothing in the Plan shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation, or engaging in any other corporate transaction.

         SECTION 18. GOVERNING LAW AND INTERPRETATION. The Plan shall be construed and enforced in accordance with, and the rights of the parties hereto shall be governed by, the laws of the State of Nevada. This Plan shall not be interpreted as either an employment or trust agreement.


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         SECTION 19. OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS.
Payments and other benefits received by a Participant under the Plan shall not be deemed a part of a Participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any affiliate of the Company. The existence of the Plan notwithstanding, the Company may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees. The Committee is authorized to cause to be established a trust agreement or several trust agreements or similar arrangements from which the Committee may make payments of amounts due or to become due to any Participants under the Plan.

         SECTION 20. EFFECTIVE DATE OF THE PLAN. The Plan as reflected herein shall be effective as of September 30, 1999 upon its adoption by the Company. The Plan originally was effective as of November 30, 1994.

         IN WITNESS WHEREOF, the Plan is hereby adopted by the Company on this 28th day of March, 2000.

                                        Station Casinos, Inc.

                                        By: /s/ GLENN C. CHRISTENSON
                                           -----------------------------
                                               Glenn C. Christenson
                                               Executive Vice President
                                               Chief Financial Officer
                                               Chief Administrative Officer


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